UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2016

HARRIS & HARRIS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Broadway New York, New York 10018
(Address, including zip code, of Principal Executive Offices)
(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2016, Patricia N. Egan informed Harris & Harris Group, Inc. (the “Company”) of her intention to resign as Chief Financial Officer and Chief Compliance Officer, effective as of the close of business on June 30, 2016, in order to pursue other opportunities. Ms. Egan has agreed to provide certain consulting services to the Company with respect to accounting and financial reporting matters on an as-needed basis following the effective date of her resignation.

The Board of Directors has appointed Daniel B. Wolfe to resume the role of Chief Financial Officer, a role he held from 2008 to 2013, and to assume the role of Chief Compliance Officer, each beginning on July 1, 2016. Additionally, the Board of Directors of the Company has eliminated the titles of Chief Operating Officer (a title held by Daniel B. Wolfe) and Managing Director (titles held by Douglas W. Jamison and Daniel B. Wolfe) effective as of July 1, 2016. As of that date, Douglas W. Jamison will hold the positions of Chairman of the Board and Chief Executive Officer of the Company and Daniel B. Wolfe will hold the positions of President, Chief Financial Officer and Chief Compliance Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date:	May 31, 2016	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer